FEDERAL HOME LOAN BANK OF NEW YORK: ADVANCING HOUSING AND COMMUNITY GROWTH

Tel: 212-681-6000 www.fhlbny.com October 21, 2005

Don’t Miss Out!

There is still time to register for the HLB’s

Wednesday, October 26, 2005 / 10:00 a.m. EDT

The webinar will discuss the Federal Home Loan Bank of New York’s (“HLB”) new capital plan as well as the HLB’s financial results through the third quarter 2005. There will be an opportunity for a question and answer session after the presentation.

The HLB plans to implement our new capital structure this fall. This new capital plan is required by the Gramm-Leach-Bliley Act of 1999. The actual exchange will occur on December 1, 2005.

Registration:

The Capital Exchange Webinar will be Presented by:
Al DelliBovi
President & CEO

Pat Morgan
Senior Vice President & Chief Financial Officer

Jim Gilmore
Senior Vice President of Banking Services

Please log on to https://fhlbnyevents.webex.com to register for this webinar.

For questions about the webinar, please call Candice Soldano at 212-441-6773.